Exhibit 10.12 to Form 10-Q
                                        for the period ending June 27, 1998


                                MOTOROLA
                    NON-EMPLOYEE DIRECTORS STOCK PLAN
                AS AMENDED AND RESTATED FEBRUARY 4, 1998



1.     Purpose

The purpose of the Motorola Non-Employee Directors Stock Plan (the "Plan") is to advance the interests of the Company, as herein defined, and its stockholders by enabling Non-Employee Directors, as herein defined, to receive additional shares of Common Stock, as herein defined, and Restricted Stock, as herein defined, which Common Stock and Restricted Stock may be either authorized but unissued or treasury shares, in lieu of all or a portion of the Compensation, as herein defined, they receive.

2.     Definitions

(a)     Board.  The Board of Directors of Motorola, Inc.

(b)     Change in Control.  Is defined in Section 8 of the Plan.

(c) Committee. The Compensation Committee of the Board or any successor committee.

(d)     Common Stock.  Motorola, Inc. common stock, $3 par value per
Share.

(e)     Company.  Motorola, Inc.

(f) Compensation. All remuneration payable to a Non-Employee Director for services to the Company as a Non-Employee Director, other than reimbursement for expenses, and shall include retainer fees for service on the Board, fees for serving as chairman of a committee of the Board, fees for attendance at meetings of the Board and any committees thereof, compensation for work performed in connection with service on a committee of the Board or at the request of the Board, any committee thereof or a member of the Company's Chief Executive Office or the Chairman of the Board, and any other kind or category of fees or payments which may be put into effect in the future.

(g) Non-Employee Director. A member of the Board who is not an employee of the Company or any of its Subsidiaries.

(h) Plan. The Motorola Non-Employee Directors Stock Plan and all amendments and supplements thereto.

(i) Restricted Stock. Common Stock which is subject to a substantial risk of forfeiture and to restrictions on its sale or other transfer.

(j)     Share.  A share of Common Stock.

(k) Subsidiary. Any corporation, partnership, joint venture or other business entity in which a fifty percent (50%) or greater interest is, at the time, directly or indirectly, owned by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

(l) Total and Permanent Disability. Entitlement to disability benefits under Title II of the Social Security Act or the determination by the Committee, in its reasonable discretion, that a Non-Employee Director is totally and permanently disabled.

3.     Administration

The Plan shall be administered by the Committee. The Committee shall, subject to the provisions of the Plan, have the authority and power to construe and interpret the Plan and to adopt, amend and revoke such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan shall be final and conclusive. The Committee may authorize any one or more of its members or the secretary of the Committee or any officer, appointed vice president or employee of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

4.     Participation

Each Non-Employee Director shall participate in the Plan.

5.     Election as to the Form of Payment of Compensation

Each Non-Employee Director shall have fifty percent (50%) of his or her Compensation paid in Common Stock or in Restricted Stock or a combination thereof, at his or her election. Each Non-Employee Director shall also have the right to elect to have all or a portion of the fifty percent (50%) of his or her Compensation otherwise payable in cash to be paid in Common Stock or Restricted Stock or a combination thereof. Any such election (a) shall be in writing, (b) with respect to Common Stock Compensation, shall specify a percentage or dollar amount to be paid in Restricted Stock, (c) with respect to cash Compensation, shall specify a percentage or dollar amount to be paid in Common Stock or Restricted Stock, or both, (d) shall be made prior to the date of payment of the Compensation and (e) shall become effective on the date of receipt by the Company. Any such election shall continue in effect until a written election to revoke or change such election is received by the Company.

6.     Restricted Stock

Each Non-Employee Director who receives Restricted Stock shall execute and deliver to the Company an agreement evidencing the terms, conditions and restrictions applicable to such Restricted Stock. Each Non-Employee Director receiving Restricted Stock may be issued a stock certificate with respect to such shares of Restricted Stock. Such certificate, if issued, shall be registered in the name of such Non-Employee Director and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Committee may require that the stock certificates evidencing such Restricted Stock be held in escrow by the Company until the restrictions thereon shall have terminated and that, as a condition to delivery of any Restricted Stock certificate, the Non-Employee Director deliver to the Company a stock power, endorsed in blank, relating to such Restricted Stock certificate.

All shares of Restricted Stock shall be subject to such restrictions and conditions as the Committee may determine, including, without limitation, any or all of the following restrictions and conditions:

     (a) a prohibition against the sale, assignment, transfer, pledge or encumbrance of the Restricted Stock, with such prohibition to terminate at the end of a fixed number of months, to be set by the Committee, after the date of purchase or, if earlier, upon the Non-Employee Director's cessation of services as a Non-Employee Director because of his or her failure to stand for re-election at or after age 65, failure to be re-elected at or after age 65, Total and Permanent Disability or death;

      (b) a provision that the Non-Employee Director resell back to the Company at the price the Non-Employee Director paid, all or part of such Restricted Stock, in the event of termination of his or her services for any reason other than failure to stand for re-election at or after age 65, failure to be re-elected at or after age 65, Total and Permanent Disability or death during any period in which such Restricted Stock is subject to restrictions; and

      (c) a provision that the Non-Employee Director resell back to the Company at the price the Non-Employee Director paid, all such Restricted Stock in the event the Non-Employee Director during or after his or her service on the Board, engages, directly or indirectly, in any activity which is in competition with any activity of the Company or any Subsidiary or in any action or conduct which is in any manner adverse or in any way contrary to the interests of the Company or any Subsidiary unless otherwise determined by the Committee. The determination of whether a Director is engaging in, or has engaged in, any competitive activity or in any action or conduct which is adverse or contrary to the interests of the Company or any of its Subsidiaries shall be made by the Committee, and such determination shall be conclusive and binding upon all parties.

The Committee shall have the right at any time to accelerate, reduce or terminate any restrictions, in whole or in part, in its sole discretion.

Promptly after the termination of the restrictions, by lapse of time or otherwise, without a prior forfeiture, with respect to shares of Restricted Stock, a certificate for such shares shall be delivered free of all restrictions and legends together with deferred dividends, if any, to the Non-Employee Director. If a stock certificate was previously delivered to the Non-Employee Director, the replacement certificate will not be delivered to the Non-Employee Director until the previously delivered certificate is returned to the Company in a form acceptable for transfer, free and clear of all liens, claims and encumbrances.

Subject to the applicable restrictions, the Non-Employee Director may be given, with respect to the shares of Restricted Stock, any or all rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash or stock dividends. The payment of cash dividends may be required by the Committee to be deferred and reinvested in additional Restricted Stock. The stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

7.     Issuance of Common Stock and Restricted Stock

If a Non-Employee Director elects pursuant to Section 5 above to receive Restricted Stock in lieu of Common Stock Compensation and/or to receive Common Stock and/or Restricted Stock in lieu of cash Compensation, there shall be issued to such director promptly after the end of each calendar quarter with respect to which such election applies a number of shares of Common Stock and/or Restricted Stock determined as follows: (a) with respect to Restricted Stock which is to be paid in lieu of Common Stock Compensation, a number of shares of Restricted Stock equal to the number of shares of Common Stock which would otherwise have been paid and (b) with respect to Common Stock and/or Restricted Stock which is to be paid in lieu of cash Compensation, a number of shares of Common Stock and/or Restricted Stock equal to the amount of such cash Compensation divided by the average of the high and low prices per Share of Common Stock as reported on the New York Stock Exchange - Composite Transactions on the last business day of the calendar quarter for which the Compensation would have been paid in cash in the absence of such election; provided, however, if the New York Stock Exchange is not open for trading on such business day or if Common Stock does not trade on such business day, the average of the high and low prices for the last day of such calendar quarter on which Common Stock did so trade shall be used. To the extent that the application of the foregoing formula would result in fractional shares of Common Stock being issuable, cash will be paid to the Non-Employee Director in lieu of such fractional shares based upon the value established pursuant to such formula.

8.     Change in Control

A Change in Control shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (other than the Company or any employee benefit plan of the Company; and, for purposes of the Plan, no Change in Control shall be deemed to have occurred as a result of the "beneficial ownership," or changes therein, of the Company's securities by either of the foregoing), (B) there shall be consummated (i) any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation or pursuant to which Shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have (directly or indirectly) at least an 80% ownership interest in the outstanding common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (C) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or (D) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation (other than by the Board), contested election or substantial stock accumulation (a "Control Transaction"), the members of the Board immediately prior to the first public announcement relating to such Control Transaction shall thereafter cease to constitute a majority of the Board.

Upon the occurrence of a Change in Control, the restrictions on all shares of Restricted Stock outstanding on the date on which the Change in Control occurs shall be automatically terminated and each Non-Employee Director holding Restricted Stock shall have the right to receive unrestricted Shares in substitution for the shares of Restricted Stock or, at his or her election made during a period of sixty (60) days following the date on which the Change in Control occurs, the right to have the Company purchase any or all shares of Restricted Stock for an immediate lump sum cash payment equal to the product of (1) the higher of (i) the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange - Composite Transactions on the date immediately prior to the date of payment, or if Shares did not trade on such date, on the last previous day on which Shares traded prior to such date, or (ii) the highest per Share price for Common Stock actually paid in connection with the Change in Control and (2) the number of shares of such Restricted Stock.

9.      Number of Shares of Common Stock Issuable Under the Plan

The maximum number of Shares of Common Stock that may be issued under the Plan shall be 100,000; provided, however, that if the Company shall at any time increase or decrease the number of its outstanding Shares of Common Stock or change in any way the rights and privileges of such Shares by means of a payment of a stock dividend or any other distribution upon such Shares payable in Common Stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification or recapitalization involving Common Stock, then the numbers, rights and privileges of the Shares issuable under the Plan shall be increased, decreased or changed in like manner. In addition, Compensation payable in Common Stock and Restricted Stock to Non-Employee Directors under the Plan may be paid from Shares reserved or available for issuance under the Motorola Incentive Plan of 1998.

10.     Miscellaneous Provisions

(a) Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

(b) A participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

(c) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable laws and requirements.

(d) It shall be a condition to the obligation of the Company to issue shares of Common Stock hereunder, that the participant pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, shares of Common Stock.

(e)     The expenses of the Plan shall be borne by the Company.

(f) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of shares hereunder.

(g) By accepting any Common Stock or Restricted Stock hereunder or other benefit under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Committee.

(h) The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any shares of Common Stock issued pursuant hereto as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other applicable statute, rule or regulation.

(i) The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

(j) Pending issuance of shares of Common Stock or Restricted Stock hereunder, all Compensation earned by a Non-Employee Director with respect to which an election to receive Common Stock and/or Restricted Stock in lieu of cash Compensation pursuant to Section 5 above has been made shall be the property of such director and shall be paid to him or her in cash in the event that shares of Common Stock and/or Restricted Stock are not used.

(k) Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions thereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

11.     Amendment

The Plan may be amended at any time and from time to time by resolution of the Board as the Board shall deem advisable; provided, however, that no amendment shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of Common Stock and/or Restricted Stock theretofore issued without such participant's written consent.

12.     Termination

This Plan shall terminate upon the earlier of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Plan; or (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company in accordance with Section 13 below. No termination of the Plan shall materially and/or adversely affect any of the rights or obligations of any Non-Employee Director without his or her consent with respect to any shares of Common Stock and/or Restricted Stock theretofore paid for and issuable under the Plan.

13.     Stockholder Approval and Adoption

The Plan shall be submitted to the stockholders of the Company for their approval and adoption at the meeting of stockholders of the Company to be held on May 2, 1995. The Plan shall not be effective unless and until the Plan has been so approved and adopted. The stockholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the stockholders duly held on that date (or any adjournment of said meeting occurring subsequent to such date) by vote taken in the manner required by the laws of the State of Delaware.